UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: September 2, 2009
(Date of earliest event reported)
Peplin, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-53410	26-0641830
(Commission File Number)	(IRS Employer Identification No.)

6475 Christie Avenue
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)
(510) 653-9700
(Registrant’s Telephone Number, Including Area Code)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On September 2, 2009, Peplin, Inc. (“Peplin”), LEO Pharma A/S (“LEO”) and Plant Acquisition Sub, Inc., a wholly owned subsidiary of LEO (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Acquisition Sub will be merged with and into Peplin, with Peplin surviving the merger as a wholly owned subsidiary of LEO (the “Merger”). The consummation of the Merger is subject to the conditions set forth in the Merger Agreement, including adoption of the Merger Agreement by Peplin’s stockholders, the requirement that less than 10% of Peplin’s outstanding shares exercise their rights to dissent under the Delaware General Corporation Law, the requirement that certain persons enter into offer letters with LEO and remained employed at the closing, and other customary closing conditions.
At the effective time of the Merger, each outstanding share of Peplin common stock will be converted into the right to receive an amount in cash equal to $16.99 per share (the “Per Share Merger Consideration”). In connection with the Merger, each outstanding and unexercised option and warrant will become fully vested and exercisable. Those options and warrants with a per share exercise price or purchase price, as applicable, that is less than the Per Share Merger Consideration will be automatically cancelled and converted into the right to receive an amount in cash equal to the difference between (a) the Per Share Merger Consideration multiplied by the number of shares of Peplin common stock underlying the option or warrant and (b) the aggregate exercise or purchase price, as applicable, of the option or warrant.
The Merger Agreement contains customary representations, warranties and covenants, including covenants restricting the solicitation of competing acquisition proposals by Peplin and Peplin’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger. The Merger Agreement may be terminated by the parties under certain circumstances, including termination by Peplin in connection with a superior offer by a third party. The Merger Agreement also provides for the payment of a termination fee of $10,000,000 to LEO in specified circumstances in connection with the termination of the Merger Agreement.
The foregoing description of the Merger and the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Peplin, LEO, Acquisition Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Peplin’s public disclosures.
Voting Agreements
In connection with the parties’ entry into the Merger Agreement, the directors and executive officers of Peplin and certain affiliated investment funds, holding in the aggregate approximately 30% of the outstanding stock of Peplin, have entered into voting agreements pursuant to which they have agreed to, among other things, vote their shares of Peplin common stock in favor of the Merger. The parties to the Voting Agreements have agreed to comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained therein. Pursuant to their terms, such voting agreements will terminate upon the earlier to occur of the approval of the Merger by Peplin’s stockholders and any termination of the Merger Agreement.
The foregoing description of the Voting Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Loan Agreement
In connection with the parties’ entry into the Merger Agreement, Peplin and LEO entered into a Loan Agreement, dated as of September 2, 2009, pursuant to which LEO has agreed to provided loans to Peplin of up to an aggregate principal amount of $24,000,000 (the “Loan Agreement”). Advances on the Loan Agreement (“Advances”) bear interest at a rate per annum equal to the sum of the applicable one-month London Inter-Bank Offering Rate (“LIBOR”) for the U.S. dollar plus 2% until the termination of the Merger Agreement, and LIBOR for the U.S. dollar plus 9% thereafter. Peplin can request no more than one Advance in any 15-day period, and each advance cannot exceed the lesser of (a) $2,000,000 and (b) one-half of the amount of Peplin’s budgeted cash expenditures and transaction expenses for the month, but in no event shall the aggregate principal amount of all outstanding Advances exceed the aggregate amount available under the Loan Agreement.
The Loan Agreement is unsecured and loans under the Loan Agreement are subordinated to loans pursuant to the Loan Agreement among Peplin Limited, the guarantors party thereto, General Electric Capital Corporation as agent for the lenders party thereto, General Electric Capital Corporation as security trustee and General Electric Capital Corporation and Oxford Finance Corporation as lenders, dated December 28, 2007 (the “GE Agreement”).
The principal of, and accrued interest on, the Advances must be repaid on that date which is the earlier to occur of: (a) April 1, 2011; (b) the date that is seven (7) days after the effective date of the Merger; (c) the date that is seven (7) days after the consummation of an acquisition by Peplin by a third party other than LEO; and (d) the date that is six (6) months after the termination of the GE Agreement.

The foregoing description the Loan Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
The disclosure set forth under the heading “Loan Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger, each outstanding and unexercised option and warrant will become fully vested and exercisable.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
Peplin intends to file with the SEC preliminary and definitive proxy statements and other relevant materials in connection with the transaction. The proxy statement will be mailed to the stockholders of Peplin. Before making any voting or investment decision with respect to the transaction, investors and security holders of Peplin are urged to read the proxy statement and other relevant materials carefully when they are available because they will contain important information about LEO, Peplin, the transaction and related matters. Investors and security holders will be able to obtain free copies of these documents (when they become available) and other documents filed with the SEC by Peplin through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Peplin’s website at www.peplin.com.

PARTICIPANTS IN THE ACQUISITION OF PEPLIN
Peplin and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Peplin stockholders in connection with the proposed transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Peplin’s executive officers and directors is included in Peplin’s Form S-1 Registration Statement, which was filed with the SEC on January 13, 2009. You can obtain free copies of these documents from Peplin using the contact information above.
Item 9.01. Financial Statements and Exhibits.
      (d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2009, by and among Peplin, Inc., LEO Pharma A/S and Plant Acquisition Sub, Inc.

10.1	Loan Agreement, dated as of September 2, 2009, by and between Peplin, Inc. and LEO Pharma A/S.

99.1	Form of Voting Agreement, dated September 2, 2009, by and between Peplin, Inc. and each of the members of the Board of Directors and executive officers of Peplin, Inc. and affiliated stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Peplin, Inc.
By:	/s/ David J.B. Smith
David J.B. Smith
Chief Financial Officer

Date: September 2, 2009

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2009, by and among Peplin, Inc., LEO Pharma A/S and Plant Acquisition Sub, Inc.

10.1	Loan Agreement, dated as of September 2, 2009, by and between Peplin, Inc. and LEO Pharma A/S.

99.1	Form of Voting Agreement, dated September 2, 2009, by and between Peplin, Inc. and each of the members of the Board of Directors and executive officers of Peplin, Inc. and affiliated stockholders.